   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             OVERSEAS PARTNERS LTD.
             (Exact name of registrant as specified in its charter)

                               ISLANDS OF BERMUDA
         (State or other jurisdiction of incorporation or organization)
                             ---------------------
                                 NOT APPLICABLE
                      (I.R.S. Employer Identification No.)

         MINTFLOWER PLACE, 8 PAR-LA-VILLE ROAD, HAMILTON HM 08, BERMUDA
                            TEL. NO. (441) 295-0788
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          JEFFREY L. SCHULTE, ESQUIRE
                      SCHNADER HARRISON SEGAL & LEWIS LLP
                                   SUITE 2800
                                 SUNTRUST PLAZA
                           303 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30308-3252
                                 (404) 215-8107
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                   THOMAS E. BUTLER, ESQUIRE, VICE PRESIDENT
         MINTFLOWER PLACE, 8 PAR-LA-VILLE ROAD, HAMILTON HM 08, BERMUDA
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED DISTRIBUTION: On or about January 26, 1998.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are due to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
 TITLE OF EACH CLASS                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
    OF SECURITIES            AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED           REGISTERED             PER SHARE*               PRICE*            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $.10 per
  share...............        1,140,000                $14.24              $16,233,600             $4,788.91
==================================================================================================================

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the book value per share of Overseas Partners Ltd. ("OPL") Common Stock.

     The registrant hereby undertakes to amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

PROSPECTUS

         , 1998

[UPS LOGO]
                     UNITED PARCEL SERVICE OF AMERICA, INC.
                             OVERSEAS PARTNERS LTD.

                       UPS MANAGERS INCENTIVE PLAN AWARDS

     This Prospectus relates to the distribution by United Parcel Service of America, Inc. ("UPS") of awards to its eligible managerial and supervisory employees pursuant to the UPS Managers Incentive Plan (the "Plan"), and distributions by Overseas Partners Ltd. ("OPL") for the purpose of facilitating such awards. The awards consist of shares of the common stock of UPS ("UPS Common Stock"), subject to the UPS Managers Stock Trust, as amended and restated (the "Trust"), and shares of the common stock of Overseas Partners Ltd. ("OPL Common Stock"). Subject to UPS's needs and ability, UPS and OPL intend that UPS will purchase shares of OPL Common Stock from OPL for the purpose of fulfilling awards, and OPL will deposit the applicable shares of OPL Common Stock at UPS's instructions for the account of the applicable eligible managerial or supervisory employees. Recipients of awards also receive cash equal to certain tax withholdings on the value of the awards. UPS is making awards under the Plan having an award value of approximately $245,984,000, to approximately 25,726 eligible managers and supervisors of numerous UPS domestic and international subsidiaries. The award value will include approximately 4,560,000 shares of UPS Common Stock ("UPS Shares") and 1,140,000 shares of OPL Common Stock ("OPL Shares"). The distribution of the UPS Shares and OPL Shares included in the awards will occur in January, 1998.

     The UPS Shares and the OPL Shares are subject to rights of first refusal and certain other repurchase rights. See "Description of UPS Common Stock," "Description of OPL Common Stock," "The Plan" and "The Trust" herein. Delivery of OPL Shares will be effected initially by deposit of the OPL Shares with First Union National Bank, Philadelphia, Pennsylvania ("First Union") as custodian for the accounts of the respective recipients.

     This Prospectus is intended to provide recipients of awards with information concerning the Plan, the Trust, UPS and the UPS Common Stock, and OPL and the OPL Common Stock. For purposes of this Prospectus, references herein to managerial and supervisory employees of UPS, and references to employment by UPS, shall include employees of, and employment by, UPS and its subsidiaries.

                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE

                             ---------------------

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                 THE COMPANIES

UPS

     UPS, a Delaware corporation, through subsidiaries, provides specialized transportation and logistics services, primarily through the pickup and delivery of packages and documents. Service is offered throughout the United States and in more than 200 other countries and territories throughout the world. In terms of revenue, UPS is the largest package delivery company in the world.

     With minor exceptions, UPS Common Stock has historically been owned by or held for the benefit of managers and supervisors actively employed by UPS or their families, or by former employees, their estates or heirs, or by charitable foundations established by UPS founders and their family members, or by other charitable organizations which have acquired their stock by donations from such shareowners or from UPS itself. In 1995, UPS began to extend ownership pursuant to the UPS Employees Stock Purchase Plan to other employees who have at least one year of employment with UPS.

     The Common Stock of UPS is not traded on a national securities exchange or in the organized over-the-counter market. UPS has been the principal purchaser of shares of UPS Common Stock through exercise of preferential and other rights to purchase such shares and through offers to purchase shares from shareowners as more fully described herein under "DESCRIPTION OF UPS COMMON STOCK," and "UPS MANAGERS INCENTIVE PLAN AND UPS MANAGERS STOCK TRUST -- The Trust."

     The executive offices of UPS are at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, and its telephone number is (404) 828-6000.

OPL

     OPL and its subsidiaries are engaged in property, casualty and life reinsurance and leasing and real estate operations. Its major source of business is reinsuring of shippers' insurance issued by United States-based insurance companies covering loss or damage to shippers' packages carried by subsidiaries of UPS. OPL, through its United States-based leasing subsidiary, is involved in leasing and real estate operations.

     OPL expects to continue to examine other areas of reinsurance and other opportunities to expand its leasing and real estate operations. However, OPL believes that package reinsurance will continue to be a significant part of its business. There can be no assurance that UPS or its subsidiaries will continue to utilize the insurance arrangements for which OPL provides reinsurance.

     OPL was incorporated under Bermuda law in 1983 as a wholly-owned subsidiary of UPS. On December 31, 1983, ownership of OPL was distributed when UPS paid a special dividend to UPS shareowners of one share of OPL Common Stock for each share of UPS Common Stock then outstanding, resulting in the distribution of approximately 97% of the outstanding OPL Common Stock to owners of shares of UPS Common Stock. OPL commenced business on January 1, 1984.

     OPL Common Stock is not traded on a securities exchange or in the organized over-the-counter market. OPL has rights under its Bye-Laws to purchase OPL Common Stock upon attempted sales and in certain other circumstances, at a price no greater than the net book value per share of OPL Common Stock as reported in its most recently published Annual Report to Shareowners or otherwise generally made available to OPL's shareowners, as more fully described herein under "DESCRIPTION OF OPL COMMON STOCK."

     OPL's address is Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda, and its telephone number is (441) 295-0788.

                  PERIODIC REPORTS DISTRIBUTED TO SHAREOWNERS

     UPS and OPL each prepare and distribute an annual report containing audited financial statements to their respective shareowners. UPS prepares and distributes quarterly letters to its shareowners discussing developments in UPS's business and earnings and informing shareowners of the Current Price of a share of UPS Common Stock. OPL prepares and distributes to its shareowners quarterly reports containing financial data for the first three quarters of each fiscal year. All currency amounts contained in the reports prepared by OPL are reported in United States dollars. UPS and OPL are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and UPS and OPL will each, upon written or oral request, provide without charge to any person to whom this Prospectus is delivered a copy of any and all information relating to it which has been incorporated by reference in this Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN UPS AND OPL DOCUMENTS BY REFERENCE."

                         POTENTIAL CONFLICT OF INTEREST

     Certain directors of OPL are also directors, officers or employees of UPS and shareowners of both companies. In considering which risks related to UPS's business to reinsure, or which leasing or other arrangements to enter into with UPS, the directors of OPL who are also directors, officers or employees and shareowners of UPS must consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. OPL does not have any formal conflict resolution procedures. Nevertheless, in connection with the reinsurance by OPL of risks related to the business of shippers' insurance, OPL does not believe that there is any basis to question the rates charged by the primary insurers reinsured by OPL, which rates are competitive with those charged to shippers utilizing other carriers. Additionally, in connection with major transactions in which UPS and OPL have been involved, primarily leasing transactions, OPL has generally obtained fairness or valuation opinions from one or more leading investment banking firms or other organizations with significant expertise in the evaluation of the interests involved.

            UPS MANAGERS INCENTIVE PLAN AND UPS MANAGERS STOCK TRUST

     Set forth below are some frequently asked questions relating to the Plan and the Trust, under which the UPS Shares awarded pursuant to the Plan are held.

                                    THE PLAN

  TO WHOM ARE AWARDS MADE UNDER THE PLAN?

     The Plan is a deferred compensation plan for eligible employees of UPS. To be eligible to receive awards under the Plan, an employee must be a Center Supervisor or have equal or greater managerial, supervisory or technical responsibilities, and must agree to deposit UPS Shares awarded pursuant to the Plan in the Trust. In December of each year, the Salary Committee selects the employees who are to receive awards, primarily on the recommendation of their district, regional and corporate group managers. Once the Salary Committee selects the employees who are to receive the awards, the employee names are included in an update to the Social Security Wage posting for December of that year and each employee receives a Notice of Participation from his or her manager. An employee's right to the award vests absolutely upon the inclusion of the employee's name in the update to the Social Security Wage posting or upon his or her receipt of the Notice of Participation, whichever occurs first. The awards are distributed in January of the following year. The receipt of an award in any year does not entitle an individual to an award in any subsequent year.

  WHO ADMINISTERS THE PLAN?

     The Plan is administered by the Salary Committee of the Board of Directors of UPS. The Salary Committee is composed of two members of the Board of Directors of UPS who serve as Committee members and an administrator. The Committee members and the administrator serve as managers of the Plan, are appointed by the Board of Directors, and serve without any additional compensation at the discretion of the Board. The current members are Messrs. Robert J. Clanin and James P. Kelly and the administrator is Lea N.

Soupata, and their addresses are 55 Glenlake Parkway, NE, Atlanta, Georgia 30328. Eligible participants in the Plan may obtain additional information about the Plan and direct questions concerning the Plan to UPS at: Shareowner Relations, United Parcel Service of America, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000.

     The Salary Committee may grant awards under the Plan to any eligible employee other than an employee who is a member of the Board of Directors, an officer as defined by Rule 16a-1 under the Exchange Act ("16a-1 Officer") or a member of the Salary Committee. Members of the Board of Directors and Salary Committee may not participate in any decision or action affecting them unless such decision affects all participants generally. All of the members of the Salary Committee are employees and directors of UPS.

     Directors, 16a-1 Officers and members of the Salary Committee are eligible to receive awards if they are also employees of UPS or its subsidiaries, except that all decisions regarding the awards to eligible Directors, 16a-1 Officers and members of the Salary Committee are made by the Officer Compensation Committee, no member of which is eligible to receive awards. All of the members of the Officer Compensation Committee are non-employee, outside Directors, who are appointed by the Board of Directors annually and may be removed by the Board of Directors.

  HOW IS THE AMOUNT OF EACH AWARD DETERMINED?

     UPS generally sets aside for awards under the Plan an amount equal to 15% of UPS's consolidated profits before federal income taxes, exclusive of certain capital gains and losses, and the effect of certain nonrecurring transactions or accounting changes, for the 12 months ended the September 30 immediately preceding the date of the set-aside.

     The amount set aside for the 1997 awards was $204,987,000. The total amount set aside for 1997 was then divided among all of the individuals selected to receive awards in proportion to their monthly salary rates at September 30, with each of approximately 9,838 participants, generally at or above the level of Operating Center Manager, receiving two units of credit for every dollar of monthly salary, and each of approximately 15,888 other employees below that level receiving one unit of credit for every dollar of monthly salary. Awards for foreign participants may be subject to adjustment by the Salary Committee to reflect differences in compensation practices in the country of residence as compared to the United States. Each participant will receive an award that includes shares of UPS Common Stock and OPL Common Stock which, together with cash equal to certain tax withholdings on the award, has a value, as of the time the award is distributed, equal to the value of the units of credit received by such participant.

     Individuals receiving awards who have previously deposited shares of UPS Common Stock under the Trust also receive additional awards equal to the lesser of (a) one month's salary at the September 30 rate or (b) 2 1/2% of the cost of stock deposited under the Trust for their account, less the proceeds of sales of any of that stock, as of October 31. These additional awards, aggregating approximately $40,997,000, encourage supervisors and managers to build their Trust interest through retention of the shares awarded to them each year. This, in turn, serves as an incentive toward greater effort and accomplishment of their jobs.

  WHAT IS THE FORM OF THE AWARDS?

     Awards consist of shares of UPS Common Stock subject to the Trust, shares of OPL Common Stock, and cash amounts equal to certain tax withholdings on the value of the awards, except that managers and supervisors of certain of UPS's international subsidiaries receive awards of cash for the purchase of shares under the Plan, and that awards to managers and supervisors who are no longer employed by UPS on the date of distribution of the awards will consist solely of cash. It is anticipated that UPS Common Stock and OPL Common Stock will be awarded in a ratio of four shares of UPS Common Stock for each share of OPL Common Stock, although the proportion of UPS Common Stock and OPL Common Stock to be awarded is determined by the Board of Directors annually.

     The UPS Shares are valued at the price that UPS is offering to pay its shareowners for UPS Common Stock when the awards are distributed (the "Current Price"). All UPS Shares awarded under the Plan are shares which UPS has previously purchased from its own shareowners primarily for awards under the Plan.

     The OPL Shares awarded under the Plan are valued at the price at which OPL is entitled to repurchase such shares from shareowners when the awards are distributed, as determined in accordance with OPL's rights to purchase OPL Common Stock specified in OPL's Bye-Laws.

  WHAT ARE THE TAX CONSEQUENCES OF THE AWARDS?

     For Federal income tax purposes, the fair market value of UPS Shares and OPL Shares awarded under the Plan, plus the amount of cash awarded, is taxable to the recipient as ordinary income for the year in which the award is paid. The cash portion of the award is equal to the amount that UPS is required by Federal income tax laws, state laws, and local laws to deduct from the compensation of the participant and is paid directly to the appropriate taxing authorities. Such amount does not, however, necessarily represent the entire tax liability of the participant resulting from the award. When an award necessitates the withholding of taxes under the Federal Insurance Contributions Act ("FICA"), UPS advances the payment of the FICA taxes for the employee's account. The amount advanced is charged to the employee ratably over the remainder of the year from the time of distribution and is deducted from compensation.

     In the case of an officer or director of UPS or of OPL who is subject to the provisions of Section 16(b) of the Exchange Act, the receipt of income in connection with the receipt of any UPS Shares or OPL Shares the sale of which would be restricted by the Exchange Act will be deferred until such date as the restriction lapses. In addition, the amount of such income will be measured by the value of the UPS Shares or OPL Shares on the date the restriction under the Exchange Act lapses rather than on the date of receipt. However, such an officer or director may elect to receive income on the date the award is paid and to measure the income by the value of the shares on such date by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within thirty days of the date on which the award is paid.

     Any gain or loss realized by a participant from a later sale of UPS Shares or OPL Shares would be reportable as a capital gain or loss. Each participant should consult his or her own tax advisor with respect to his or her personal tax situation.

     The Plan is not qualified under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

  WHY DOES UPS MAINTAIN THE PLAN AND WHY IS UPS ARRANGING FOR A PORTION OF THE AWARDS TO BE PAID IN STOCK OF OPL?

     Since establishment of its business in 1907, UPS has consistently recognized that its success is dependent upon the initiative, dedication and talent of its managers and supervisors. Over the years UPS has sought in many ways to facilitate ownership of its stock by its own managers and supervisors. Recently, UPS has decided to expand on this concept by offering UPS Common Stock to certain other employees.

     The Plan was adopted by the Board of Directors in 1954, expanded in 1968 and amended from time to time thereafter to enable managers and supervisors of UPS to share in the ownership of UPS and OPL by the award of shares of OPL Common Stock, which have historically been purchased by UPS with funds derived from its earnings. UPS believes that distributions of OPL Common Stock to managers and supervisors, like distributions of UPS Common Stock, will constitute an incentive to them and will further the objectives of the Plan. Such distributions, coupled with OPL's rights of purchase described below, will help to maintain ownership of OPL Common Stock largely in the hands of UPS shareowners, although the shares of OPL and of UPS may be transferred separately one from the other. Accordingly, UPS and OPL anticipate that OPL will continue to be owned largely by UPS shareowners.

  CAN THE OPL SHARES BE SOLD WHEN DESIRED?

     Upon a proposed sale or other attempted transfer for value of shares of OPL Common Stock, OPL becomes entitled, under OPL's Bye-Laws, to purchase the shares at a price equal to the lesser of the defined net book value of the shares or the proposed selling price of the shares to be sold. OPL anticipates that it will purchase all shares which shareowners may seek to sell at a price equal to the defined net book value. See "DESCRIPTION OF OPL COMMON STOCK."

  WHAT HAPPENS TO OPL SHARES HELD BY A RECIPIENT WHEN THE RECIPIENT DIES, RETIRES OR LEAVES UPS?

     OPL has the right under its Bye-Laws to purchase from recipients, following their retirement, death or other termination of employment with UPS, OPL, or any of their respective subsidiaries, the shares of OPL Common Stock which have been distributed as incentive awards. OPL may exercise this right to purchase all or a portion of the shares of OPL Common Stock of a former employee at any time within a period of three years following such retirement, death or other termination (if the shareowner then owns less than 500 shares of UPS Common Stock) or in cumulative annual installments of up to 10% of such shares during a period of up to 13 years following such termination (if the shareowner then owns 500 or more of such shares). The purchase price is the per share net book value of OPL Common Stock as determined from OPL's most recent audited balance sheet as reported in its most recently published annual report mailed to its shareowners or otherwise generally made available to its shareowners preceding the date of purchase. A legend describing this right of purchase may be placed on the certificates representing the OPL Shares. Any transferee of OPL Shares will hold those shares subject to this right of purchase by OPL.

     Additionally, under OPL's Bye-Laws, OPL has other rights to purchase OPL Common Stock at its net book value per share under certain circumstances.

  WILL OPL ALWAYS EXERCISE ITS RIGHTS TO PURCHASE OPL COMMON STOCK?

     UPS and OPL intend to continue to make awards of shares of OPL Common Stock under the Plan. Subject to its needs and ability, UPS will acquire shares of OPL Common Stock from OPL for that purpose at the price at which OPL is then purchasing OPL Common Stock from its shareowners. However, there is no assurance that UPS will at all times be able to purchase any or all shares of OPL Common Stock which it may require to continue to make awards of OPL Common Stock under the Plan. OPL intends to continue to sell to UPS shares of OPL Common Stock at the foregoing price for the purpose of making such shares available for awards pursuant to the Plan. Subject to its needs and ability, OPL will acquire shares of OPL Common Stock by exercising its rights to purchase from OPL shareowners. However, there is no assurance that OPL will at all times need or be able to purchase any or all shares of OPL Common Stock which it is entitled to acquire upon exercise of the rights referred to above. If OPL does not purchase the OPL Shares that a participant wishes to sell, he or she would then be free to sell them after the expiration of 30 days, subject to the continuing purchase rights which OPL has with respect to OPL Common Stock. See "DESCRIPTION OF OPL COMMON STOCK."

  WHAT ARE THE CUSTODY ARRANGEMENTS RELATING TO THE OPL COMMON STOCK?

     Initially, delivery of the OPL Shares by OPL will be effected by depositing them with First Union as custodian for the recipients. Each recipient of OPL Shares may elect to have First Union continue to hold the certificates for the OPL Shares as custodian without cost or to have the certificates delivered to him or her.

     If a recipient elects to have First Union continue to hold the certificates, First Union will have the OPL Shares registered in its name and will sell or otherwise dispose of the OPL Shares only upon the recipient's instruction and in conformity with the restrictions contained in OPL's Bye-Laws, all as described herein. Dividends and other distributions on OPL Shares held in custody will be promptly remitted by First Union to the shareowners.

     Owners of OPL Shares held by First Union will receive periodic statements of the number of shares of OPL Common Stock held for their account and of dividends paid on those shares. Notice of any regular or special meeting of shareowners of OPL will be forwarded to shareowners by First Union, which will vote the shares as directed by the shareowners or, on request, furnish the shareowner with its proxy thus permitting the shareowner to vote the number of shares of OPL Common Stock held for him or her at the meeting.

     Until instructions are received by First Union requesting that the certificates for OPL Shares be delivered to a recipient, First Union will continue to hold shares as custodian for the recipient.

  CAN THE PLAN BE CHANGED OR TERMINATED?

     Although UPS has no plans to terminate or modify the Plan, it has modified the Plan in the past, and the Board of Directors reserves the right, subject to the vesting rules described previously, to terminate or modify the Plan at any time. In addition, both the Board of Directors and the Salary Committee retain discretion to make no awards, or awards amounting to less than 15% of net profits, in any year, and the Board of Directors and Executive Committee retain discretion to disregard the effects of certain nonrecurring transactions or accounting changes in computing the amount of awards under the Plan.

                                   THE TRUST
  WHAT IS THE TRUST?

     The Trust is a method by which individuals who manage and supervise the affairs of UPS are provided with means of participating in the stock ownership of UPS during their years of active service and by which their stock is made available for those who will succeed them in the management of UPS.

     All shares of UPS Common Stock in the Trust are held by First Union, 123 South Broad Street, Philadelphia, Pennsylvania 19109, as Trustee, for the benefit of the participants in the Trust, subject to certain rights of repurchase which the Trust Agreement gives to UPS.

     Participants in the Trust are entitled to receive all dividends on their shares of UPS Common Stock, except that stock dividends and stock splits are added to the shares held by the Trustee for the benefit of the individual participants. Participants are also furnished with periodic statements of the number of shares of UPS Common Stock held for their benefit and of dividends paid on those shares, annual reports, proxy statements and other communications of UPS to its shareowners. A participant may vote his or her UPS Shares by directing the Trustee how to vote, or if a participant chooses to vote personally, by directing the Trustee to deliver a proxy to him or her.

     Of the shares of outstanding UPS Common Stock, excluding stock held for stock plans, at November 30, 1997, 59% was held under the Trust and predecessor trusts.

  CAN THE UPS SHARES HELD UNDER THE TRUST BE SOLD WHEN DESIRED?

     Any participant may request withdrawal of all or some of the UPS Shares held for his or her benefit under the Trust at any time, or from time to time. UPS becomes entitled to purchase such shares at their fair market value at the time of the sale, upon notice to the Trustee within 60 days of receipt of the written request. Upon such notice by UPS, the Trustee will hold the shares for delivery to UPS for purchase. UPS historically has interpreted fair market value to mean the then Current Price of the shares. The Trust provides that if there is difference of opinion as to the value, "fair market value" is considered the average price per share of all shares of UPS Common Stock sold during the 12 month period immediately next preceding the receipt by UPS from the Trustee of the shares being purchased. UPS anticipates that it will purchase all shares which employees ask to have withdrawn from the Trust at the Current Price.

     There is no assurance that UPS will at all times need or be able to purchase shares which participants wish to sell. If UPS does not purchase the shares that participants ask to withdraw, they would then be entitled to receive them, free and clear of the Trust, after expiration of the 60 day notice period and would be free to sell them subject to a continuing preferential purchase right which UPS has with respect to all of its stock (see "DESCRIPTION OF UPS COMMON STOCK" elsewhere in this Prospectus). There is no charge to the participant upon withdrawal of the shares from the Trust.

     The Trust provides that a participant may, with the consent of UPS, temporarily withdraw shares from the Trust to pledge them as security for loans by executing with UPS a consent setting forth the terms and conditions of withdrawal and delivering it to the Trustee. The Trust also provides that an attempted assignment or levy upon shares shall be treated as a request to withdraw the shares from the Trust. Further, consistent with prior practices under the Trust before it was amended and restated, a participant may transfer shares of UPS Common Stock by gift or by will or the laws of descent and distribution to family members, and, in certain limited circumstances, donations of UPS Common Stock to others may be permitted with the consent of UPS, provided that the transferees of the participant (all such transferees, collectively, the "participant's transferees") agree to the terms of the Trust.

  WHAT HAPPENS TO UPS SHARES HELD UNDER THE TRUST WHEN THE PARTICIPANT DIES, RETIRES OR LEAVES UPS?

     The Trust Agreement gives UPS the right to purchase a participant's UPS Shares at their fair market value following the participant's death, retirement or termination of employment. However, if at least 1,000 UPS shares are held for the benefit of a participant and the participant's transferees under the Trust, UPS may purchase a cumulative annual amount of up to 10% of the 1,000 or more shares held for the benefit of a participant and the participant's transferees, unless the owner requests withdrawal of shares from the Trust, whereupon UPS can purchase them within 60 days of the request.

     Further, under trust agreements in use until July 1995, which have not subsequently been modified, if at least 500 shares are held for the benefit of a participant under such trust agreements when active employment ceases, UPS can purchase a cumulative annual amount of 10% of the 500 or more shares held for the benefit of such participant for a period of 13 years after the cessation of the participant's active employment, unless the participant requests withdrawal of shares from the Trust whereupon UPS can purchase these within 60 days of the request. If UPS fails to purchase any shares held under such trust agreements within 13 years after the cessation of the participant's active employment, the participant has the right to withdraw them, free and clear of the Trust but subject to the preferential purchase right of UPS referred to below. See "DESCRIPTION OF UPS COMMON STOCK -- The UPS Right of Preferential Purchase."

     If less than 1,000 shares are held for the benefit of a participant and the participant's transferees when active employment ceases, UPS may purchase all of such participant's shares beneficially owned by the participant and the participant's transferees at any time, subject to the owner's right to request withdrawal and the right of UPS to purchase the shares within the next 60 days.

     In addition, under trust agreements in use until July 1995, which have not subsequently been modified, if less than 500 shares are held for the benefit of such participant when active employment ceases, UPS may purchase all of the participant's shares at any time within the following three years, subject to the participant's right to request withdrawal and the right of UPS to purchase the shares within the next 60 days.

  CAN THE TRUST BE TERMINATED?

     The Trust may be terminated by the vote of a majority of the shares subject to the Trust, with the prior written consent of UPS, or if the Trustee should resign, by failure of a majority of participants or UPS to designate a successor Trustee. UPS has the right to remove the Trustee at any time, with or without cause, and to appoint a successor Trustee. Upon termination, the shares would be delivered to participants, subject to UPS's right to purchase such shares at fair market value upon 90 days' prior written notice of intention to purchase. UPS may assign its purchase rights under the Trust to another party.

                        DESCRIPTION OF UPS COMMON STOCK

     UPS currently is authorized to issue 900,000,000 shares of UPS Common Stock, of which 570,000,000 are issued and outstanding (including those shares held by UPS for distribution in connection with its stock plans) on the date hereof. UPS is also authorized to issue 200,000,000 shares of preferred stock, without par value. At present, no shares of preferred stock have been designated or are outstanding.

     Each share of UPS Common Stock is entitled to one vote in the election of directors and on other matters, except that, generally, any shareowner or shareowners acting as a group (other than the Trust or any employee benefit plan of UPS) who beneficially own more than 10 percent of the voting stock are entitled to only one one-hundredth of a vote with respect to each share in excess of 10 percent of the voting power of the then outstanding voting stock. Holders have no preemptive or other right to subscribe to additional shares. In the event of liquidation or dissolution, they are entitled to share ratably in the assets available after payment of all obligations. The shares awarded under the Plan are fully paid and non-assessable. The shares are not redeemable by UPS except through UPS's exercise of the preferential right of purchase mentioned below and, in the case of stock subject to the Trust, UPS's right of purchase in the circumstances mentioned above in "UPS MANAGERS INCENTIVE PLAN AND UPS MANAGERS STOCK TRUST".

THE UPS RIGHT OF PREFERENTIAL PURCHASE

     The UPS Certificate of Incorporation provides that no outstanding shares of UPS capital stock entitled to vote generally in the election of directors may be transferred, except by bona fide gift or inheritance, unless the shares shall have first been offered, by written notice, for sale to UPS at the same price and on the same terms upon which they are to be offered to the proposed transferee. UPS has the option, within 30 days after receipt of the notice, to acquire all or a portion of the shares upon the terms offered. If UPS fails to exercise or waives the option, the shareowner may, within a period of 20 days thereafter, sell to any other person all, but not part, of the shares which were previously offered to UPS, for the price and on the terms described in the offer. All transferees of shares hold their shares subject to the same restriction. Shares previously offered but not transferred within the 20-day period remain subject to the initial restrictions. Shares may be pledged or otherwise used as collateral security, but no transfer may be made upon a foreclosure of the pledge unless the shares shall have first been offered to UPS in the manner described above.

     In addition, any shareowner who is an "affiliate" of UPS for purposes of the Securities Act of 1933 could effect a public resale of such participant's shares to a purchaser other than UPS only upon delivery of an effective prospectus applicable to such a resale as permitted by applicable securities laws or upon other compliance with applicable securities laws.

                        DESCRIPTION OF OPL COMMON STOCK

     OPL currently is authorized to issue 900,000,000 shares of OPL Common Stock of which 131,000,000 were issued and outstanding on the date hereof. It currently is also authorized to issue 200,000,000 shares of Preference Stock, par value $.10 per share. At present no such shares have been issued or are outstanding, nor are there any plans to issue any such shares.

     Each share of OPL Common Stock is entitled to one vote in the election of directors and on other matters except that any "Substantial Stockholder," as defined in OPL's Bye-Laws, is entitled to only one one-hundredth of a vote with respect to each vote which is in excess of 10 percent of OPL's outstanding voting stock (as hereinafter defined). The term Substantial Stockholder is defined to mean any shareowner or shareowners acting as a group, other than UPS or any employee benefit plan of OPL or UPS or their respective subsidiaries, who is the beneficial owner of more than 10 percent of the voting power of the outstanding shares of OPL entitled to vote generally in the election of directors ("Voting Stock"). There are no limitations imposed by foreign law, or by OPL's Memorandum of Association and Bye-Laws, or by any agreement or other instrument to which OPL is a party or to which it is subject, on the right of shareowners, solely by reason of their citizenship or domicile, to vote OPL Common Stock. Upon liquidation, OPL's shareowners are entitled to share on a pro rata basis in the assets of OPL legally available for distribution to shareowners.

     First Union is the transfer agent and registrar for OPL Common Stock. Its address is 123 South Broad Street, Philadelphia, Pennsylvania 19109.

OPL'S RIGHT OF FIRST REFUSAL

     OPL's Bye-Laws provide that no outstanding shares of OPL Voting Stock, including shares of OPL Common Stock, may be transferred, except by bona fide gift or inheritance, unless such shares shall have first been offered, by written notice, for sale to OPL at the lower of their net book value or the price at which they are to be offered to the proposed transferee and on the same terms upon which they are to be offered to the proposed transferee. Notices of proposed transfers must be sent to the Treasurer of OPL, must set forth the number of shares proposed to be sold, the proposed price per share, the name and address of the proposed transferee, the terms of the proposed sale and must contain a statement by the proposed transferee that the information contained in the notice is true and correct. OPL has the option, within 30 days after receipt of the notice, to purchase all or a portion of such shares. If OPL fails to exercise or waives the option, the shareowner may, within a period of 20 days thereafter, sell to the proposed transferee all, but not part, of the shares which were previously offered to OPL and not purchased by it pursuant to its option, for the price and on the terms described in the notice. All transferees of shares hold their shares subject to the same restrictions. Shares previously offered to OPL but not transferred within the 20 day period remain subject to the initial restrictions. Shares of OPL Voting Stock may be pledged but they may not be transferred upon foreclosure unless they have first been offered to OPL in the manner described above.

     In addition, any shareowner who is an "affiliate" of OPL for purposes of the Securities Act of 1933, could effect a public resale of such participant's shares to a purchaser other than OPL only upon delivery of an effective prospectus applicable to such a resale as permitted by applicable securities laws or upon other compliance with applicable securities laws.

                                 EXPERTS -- UPS

     The financial statements incorporated in this Prospectus by reference from UPS's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 EXPERTS -- OPL

     The financial statements incorporated in this Prospectus by reference from OPL's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    LEGAL MATTERS CONCERNING THE UPS SHARES

     William H. Brown, III, a director of UPS, is a partner of Schnader Harrison Segal & Lewis LLP. As of December 1, 1997, Mr. Brown owned 25,796 shares of UPS Common Stock.

                    LEGAL MATTERS CONCERNING THE OPL SHARES

     The due issuance of the OPL shares being distributed as described herein has been passed upon by Conyers, Dill & Pearman of Hamilton, Bermuda.

                             AVAILABLE INFORMATION

     UPS and OPL are each subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as UPS and OPL, that file electronically with the Commission. The address of the site is http://www.sec.gov.

          INCORPORATION OF CERTAIN UPS AND OPL DOCUMENTS BY REFERENCE

     The following documents filed by UPS with the Commission are incorporated herein by reference:

          (1) The Annual Report on Form 10-K of UPS for the year ended December 31, 1996;

          (2) The Description of Securities contained in Item 14 of the Form 10 of UPS dated April 1970, as updated by Item 5 of the Form 10-K of UPS for the year ended December 31, 1996;

          (3) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by UPS since the end of the year covered by its Annual Report referred to in (1) above.

     The following documents filed by OPL with the Commission are incorporated herein by reference:

          (1) The Annual Report on Form 10-K of OPL for the year ended December 31, 1996;

          (2) The Description of Securities contained in Item 11 of the Form 10 of OPL dated January 31, 1984, as amended and restated by the Form 8 of OPL dated April 18, 1984 and as updated by Item 5 of the Form 10-K for the year ended December 31, 1996;

          (3) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by OPL since the end of the year covered by its Annual Report referred to in (1) above.

     All documents filed by UPS and OPL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of UPS and OPL shares shall, to the extent required by law, be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UPS and OPL will each, upon written or oral request, provide without charge to each participant in the Plan a copy of any and all of the information relating to it which has been incorporated by reference in this Prospectus, other than exhibits to such information if such exhibits are not themselves specifically incorporated by reference in such information. In addition, UPS and OPL will each, upon written or oral request, provide without charge to each participant in the Plan a copy of such other documents as are required to be delivered under Rule 428(b) of the Securities Act of 1933, as amended. For UPS information, such request should be directed to: Secretary, United Parcel Service of America, Inc., 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, (404) 828-6000. For OPL information, such request should be directed to: Secretary, Overseas Partners Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda, (441) 295-0788. In addition, UPS and OPL will each provide without charge to each participant in the Plan a copy of their Annual Reports to shareowners and copies of all future reports, proxy statements, and other communications distributed by them to their shareowners generally.

     OPL is a Bermuda corporation with offices in Hamilton, Bermuda, and certain of its directors are residents of Bermuda. A substantial portion of OPL's assets and all or substantially all of the assets of these directors are located outside the United States. Accordingly, it may be difficult for shareowners of OPL to effect service of process upon OPL or such persons within the United States and to enforce against them any judgments based upon the civil liability provisions of the Securities Act of 1933 or the Exchange Act (collectively, the "Federal securities laws") which may be obtained in courts in the United States. OPL has been advised by its counsel, Conyers, Dill & Pearman of Hamilton, Bermuda, that there is substantial doubt that courts in Bermuda would (i) enforce judgments, based upon the civil liability provisions of the Federal securities laws, obtained from courts in the United States against OPL or any such directors or (ii) recognize actions based upon such provisions against OPL or any of such directors.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE DISTRIBUTION OF SHARES OF THE COMMON STOCK OF UPS AND THE COMMON STOCK OF OPL DESCRIBED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UPS OR OPL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF UPS COMMON STOCK OR OPL COMMON STOCK SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPS OR OPL SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO THE FOREGOING SHARES, OR ANY OTHER SECURITIES, OR AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE OR JURISDICTION INTO WHICH NEITHER UPS NOR OPL IS QUALIFIED TO FORWARD SUCH SHARES OR AN OFFER OR SOLICITATION WITH RESPECT THERETO TO ANY PERSON TO WHOM IT IS UNLAWFUL TO FORWARD THE SHARES IN SUCH STATE OR JURISDICTION.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
The Companies.........................    2
  UPS.................................    2
  OPL.................................    2
Periodic Reports Distributed to
  Shareholders........................    2
Potential Conflict of Interest........    3
UPS Managers Incentive Plan and UPS
  Managers Stock Trust................    3
  The Plan............................    3
  The Trust...........................    7
Description of UPS Common Stock.......    8
  The UPS Right of Preferential
     Purchase.........................    9
Description of OPL Common Stock.......    9
  OPL's Right of First Refusal........    9
Experts -- UPS........................   10
Experts -- OPL........................   10
Legal Matters Concerning the
  UPS Shares..........................   10
Legal Matters Concerning the
  OPL Shares..........................   10
Available Information.................   10
Incorporation of Certain UPS and OPL
  Documents by Reference..............   11

======================================================
======================================================

                                   [UPS LOGO]

                                   SHARES OF
                             UNITED PARCEL SERVICE
                                OF AMERICA, INC.
                                  COMMON STOCK

                                      AND

                                   SHARES OF
                             OVERSEAS PARTNERS LTD.
                                  COMMON STOCK

                             UNITED PARCEL SERVICE
                                OF AMERICA, INC.
                                        , 1998

                             OVERSEAS PARTNERS LTD.
                                        , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*.

Registration Fee............................................  $ 4,788.91
Transfer Agent's and Custodian's Fees and Expenses..........  $    3,200
Accounting..................................................  $    3,000
Printing....................................................  $   15,000
Legal.......................................................  $   10,000
Miscellaneous...............................................  $    1,000
                                                              ----------
          Total.............................................  $36,988.91
                                                              ==========

---------------

* Will be reimbursed by UPS, as sponsor of the Plan.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bye-Laws of OPL provide:

     (1) The Directors, Secretary and other Officers for the time being of the Company and the Liquidator or Trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors, and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency or any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damages which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

     (2) Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company provided, however, that such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any such Director.

ITEM 16.  EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page II-5 hereof.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 17 C.F.R. sec. 210.3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 17 C.F.R.
     sec. 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     OPL hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of OPL's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of OPL pursuant to the foregoing provisions, or otherwise, OPL has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by OPL of expenses incurred or paid by a director, officer or controlling person of OPL in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, OPL will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HAMILTON, BERMUDA.

                                          OVERSEAS PARTNERS LTD.

Date: December 10, 1997                   By:      /s/ BRUCE M. BARONE
                                            ------------------------------------
                                                      Bruce M. Barone,
                                             President, Chief Executive Officer
                                                             and
                                                Principal Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

              /s/ BRUCE M. BARONE                    President, Chief Executive      December 10, 1997
------------------------------------------------     Officer, Principal Financial
               (Bruce M. Barone)                         Officer, and Director

                /s/  ROBERT J. CLANIN                         Director               December 10, 1997
------------------------------------------------
               (Robert J. Clanin)

                  /s/  JOSEPH M. PYNE                         Director               December 10, 1997
------------------------------------------------
                (Joseph M. Pyne)

                                                              Director
------------------------------------------------
                (Cyril E. Rance)

               /s/  EDWIN H. REITMAN                  Chairman of the Board and      December 10, 1997
------------------------------------------------               Director
               (Edwin H. Reitman)

              /s/  LEOPOLD A. SCHMIDT               Vice President and Treasurer     December 10, 1997
------------------------------------------------    (Principal Accounting Officer)
              (Leopold A. Schmidt)

                                                              Director
------------------------------------------------
               (Walter A. Scott)

             /s/  MICHAEL J. MOLLETTA             Authorized Representative in the   December 10, 1997
------------------------------------------------             United States
             (Michael J. Molletta)

                                 EXHIBIT INDEX

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE

                                                                                                 DESIGNATION OF
DESIGNATION OF                           DOCUMENT WITH WHICH EXHIBIT WAS PREVIOUSLY FILED WITH    SUCH EXHIBIT
   EXHIBIT       DESCRIPTION OF EXHIBIT                       COMMISSION                        IN THAT DOCUMENT
--------------   ----------------------  -----------------------------------------------------  ----------------
       4(a)      Specimen Certificate    Registrant's Registration Statement on Form S-3        Exhibit 4(c)
                 of Overseas Partners    (Registration Statement No. 333-20545)
                 Ltd. Common Stock
       4(b)      Certificate of          Registrant's Registration Statement on Form S-1        Exhibit 3(a)
                 Incorporation           (Registration Statement No. 2-95460)
       4(c)      Bye-Laws, as amended    Registrant's Definitive Proxy Statement dated July 3,  Exhibit "D"
                 to date                 1996 on Schedule 14A, File No. 000-11538
      99         Custody Arrangements    Registrant's Registration Statement on Form S-1        Exhibit 28(a)
                 for Overseas Partners   (Registration Statement No. 2-95460)
                 Ltd. Common Stock

                            EXHIBITS FILED HEREWITH

       5         Opinion of Conyers
                 Dill and Pearman
      23(a)      Consent of Deloitte &
                 Touche Re: Overseas
                 Partners Ltd.
      23(b)      Consent of Conyers
                 Dill & Pearman
                 (included in Exhibit
                 5)